CHINA VALVE HOLDINGS LIMITED AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEET
AS AT 30 SEPTEMBER 2007

	September 30, 2007	September 30, 2006
	(Unaudited)	(Unaudited)
	US$	US$
ASSETS
Current assets
Cash and cash equivalents	2,287,202	3,301,525
Accounts receivable -trade, net of allowance for	9,720,886	7,203,073
doubtful accounts
Inventory	15,257,900	13,344,024
Other receivables	4,150,249	5,698,413
Prepaid expenses	1,452,890	801,665
Total current assets	32,869,127	30,348,700

Plant and equipment, net of accumulated depreciation	3,192,597	2,529,566

Other assets
Construction in progress	1,802,822	1,791,706
Goodwill-purchased	18,924,946	17,960,257
Patents, net of accumulated amortization	47,177	58,202
Other investment, at lower of cost or market value	695,203	659,765
	21,470,148	20,469,930

Total assets	57,531,872	53,348,196

LIABILITIES AND STOCKHOLDER'S EQUITY
Current liabilities
Note payable	3,316,031	5,891,053
Accrued expenses	266,800	1,660,662
Advances from customers	2,599,261	3,687,035
Accounts payable -trade	8,109,941	8,169,281
Other payables	6,049,931	4,929,325
Accrued liabilities	983,201	536,849
Tax payable	245,605	238,197
Current portion - long term debt	2,564,000	2,564,000
Total current liabilities	24,134,770	27,676,402

Non-current liabilities
Long term loan	601,582	440,218
Long term accounts payable	240,120	227,880
Other long term liabilities	282,808	227,880
Total non-current liabilities	1,124,510	895,978

Commitments and Contingencies	-	-

Stockholder's equity
Common stock: $0.12 par value;
93,768,100 shares authorized, issued	11,345,940	11,345,940
and outstanding
Additional paid in capital	3,816,801	3,809,197
Retained earnings	14,625,982	8,653,456
Accumulated other comprehensive income	2,483,869	967,223
Total stockholder's equity	32,272,592	24,775,816

Total liabilities and stockholder's equity	57,531,872	53,348,196

CHINA VALVE HOLDINGS LIMITED
CONDENSED CONSOLIDATED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME

	Nine Months Ended
	September 30,

	2007	2006
	(Unaudited)	(Unaudited)
	USD	USD

Sales	23,488,630	16,690,463

Cost of Goods Sold	(13,660,561)	(9,536,261)

Gross profit	9,828,069	7,154,202

Add: Other income	18,493	4,042

Less: Selling expenses	(1,831,588)	(1,512,374)

Less: Operating and administrative expenses	(2,227,487)	(1,647,847)

Less: Finance costs	(490,360)	(286,520)

Less: Other expenses	(192,636)	(118,643)

Profit from operations	5,104,491	3,592,860

Provision for income taxes	(843,412)	(735,521)

Net profit for the period	4,261,079	2,857,339

CHINA VALVE HOLDINGS LIMITED AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	Nine Months Ended
	September 30,
	2007	2006
	Unaudited	Unaudited
	USD	USD

CASH FLOWS FROM OPERATING ACTIVITIES:
Net profit for the period	4,261,079	2,857,339
Adjustments to reconcile net income to net cash from operations:
Depreciation	448,315	689,743
Amortization of intangible assets	18,480	13,334
Increase in construction in progress	(11,116)	(499,748)
Increase in inventory	(518,055)	(3,699,132)
Increase in accounts receivable- trade, other receivable and other deposits paid and	(1,439,164)	(4,414,045)
prepayments
(Decrease) Increase in accrued expenses	(3,928,851)	323,942
Increase in advances from customers	545,763	1,224,741
(Decrease) Increase in accounts payable - trade	(733,722)	134,674
Increase in other payable and accrued liabilities	1,713,507	363,266
(Decrease) Increase in taxes payables	(163,154)	31,591
Others	(87,059)	30,036
Net cash provided by (used in) operations	106,023	(2,944,259)

CASH FLOWS FROM INVESTING ACTIVITIES:
Increase in intangible assets	(730,476)	(356,891)
Purchase of plant and equipment	(865,134)	(1,297,471)
Increase in investments	(27,099)	(13,549)
Net cash used in investing activities	(1,622,709)	(1,667,911)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from long term debts	123,396	2,541,698
Increase in long term accounts payable	9,360	227,880
Increase in other long term liabilities	11,024	227,880
(Repayments of) Proceeds from debts	(2,905,875)	3,008,325
Net cash (used in) provided by financing activities	(2,762,095)	6,005,783

Effect of exchange rate	974,772	433,378

NET (DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS	(3,304,009)	1,826,991
Cash and cash equivalents, beginning of period	5,591,211	1,474,534
Cash and cash equivalents, end of period	2,287,202	3,301,525

Supplemental disclosures of cash flow of information:
Cash paid for interest	543,438	352,005

Cash paid for income taxes	806,031	739,641

CHINA VALVE HOLDINGS LIMITED AND SUBSIDIARIES

(Incorporated in SAMOA)

NOTES TO FINANCIAL STATEMENTS

1.	ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

DESCRIPTION OF BUSINESS AND BASIS OF PREPARATION

China Valve Holdings Limited (the Company) was incorporated on June 6, 2007 in SAMOA. The Company's principal activity is investment holding and its operations are carried out in SAMOA.

Pursuant to a group reorganization, the company became the holding company of the group in September 2007 by acquiring 100% interest in China Valve Holdings Limited (incorporated in Hong Kong) ("CVHL") on September 28, 2007. CVHL established Henan Tonghai Valve Science Technology Co., Ltd. ("TVST"), a wholly-own subsidiary company in the People's Republic of China, on September 5, 2007. Later,TVST acquired 100% interests in Henan Kai Feng High Pressure Valve Co., Ltd. and Zhengzhou City Zhengdie Valve Co., Ltd., both companies incorporated in the People's Republic of China, on September 20, 2007 and October 25, 2007 respectively.

The acquisition of Henan Kai Feng Pressure Valve Co., Ltd. and Zhengzhou City Zhengdie Valve Co., Ltd. have been treated for accounting purposes as a reverse acquisition whereby these two companies are the acquiring entities for accounting reporting purposes and China Valve is the acquiring and surviving entity for legal purposes. Accordingly, the financial statements have been prepared on a consolidated basis for the periods being presented.

BASIS OF CONSOLIDATION

The consolidated financial statements include thethose of China Valve Holdings Limited, (incorporated in Samoa), China Valve Holdings Limited (incorporated in Hong Kong), Henan Tonghai Valve Science Technology Co., Ltd., Henan Kai Feng Pressure Valve Co., Ltd. and Zhengzhou City Zhengdie Valve Co., Ltd.All material intercompany balances and transactions have been eliminated in consolidation.

USE OF ESTIMATES

The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires us to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

CHINA VALVE HOLDINGS LIMITED AND SUBSIDIARIES

(Incorporated in SAMOA)

NOTES TO FINANCIAL STATEMENTS

1.	ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
(Continued)

PLANT AND EQUIPMENT

Property and equipment are stated at cost less accumulated depreciation and impairment, if any. Depreciation is calculated using the straight-line method over the estimated life of the asset, ranging from five to ten years.

CONSTRUCTION IN PROGRESS

Construction in progress represents direct costs of construction or acquisition and design fees incurred. Capitalization of these costs ceases and the construction in progress is transferred to plant and equipment when substantially all the activities necessary to prepare the assets for their intended use are completed. No depreciation is provided until construction is completed and the asset is ready for its intended use.

INTANGIBLE ASSETS

Goodwill is tested for impairment on an annual basis as of the end of the Company's fiscal year, or when impairment indicators arise. The Company uses a fair-value-based approach to test for impairment. The Company evaluates the recoverability of intangible assets periodically and takes into account events and circumstances that warrant revised estimates of useful lives or that indicated that impairment exists. All of the Company's intangible assets, currently consisting only of Patents, are subject to amortization. Patents, which have a legal life of 10 years in the PRC, are being amortized over 5 years as management has determined that five years is the estimated useful life of the Patents currently owned by the Company.

LONG-LIVED ASSETS

The Company periodically reviews the carrying amount of its long-lived assets for impairment. An asset is considered impaired when estimated future cash flows are less than the carrying amount of the asset. In the event the carrying amount of such asset is considered not recoverable, the asset is adjusted to its fair value. Fair value is generally determined based on discounted future cash flow.

INVENTORY

The Company values its inventory at the lower of cost or market, determined on a weighted average method, or net realizable value.

CHINA VALVE HOLDINGS LIMITED AND SUBSIDIARIES

(Incorporated in SAMOA)

NOTES TO FINANCIAL STATEMENTS

1.	ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
(Continued)

FOREIGN CURRENCY TRANSACTIONS & TRANSLATION

The Company uses Renminbi ("RMB") as the functional currency. Transactions denominated in currencies other than RMB are translated into RMB at the applicable rates of exchange prevailing at the dates of the transactions. Monetary assets and liabilities denominated in other currencies are translated into RMB at rates of exchange at the balance sheet dates. Exchange gains or losses arising from changes in exchange rates subsequent to the transaction dates for monetary assets and liabilities denominated in other currencies are included in the determination of net income for the respective period

As the Company's functional currency is the Renminbi, assets and liabilities are translated into U.S. dollars at the exchange rate on the balance sheet date. Income and expense items are translated at average rates of exchange prevailing during each period.

REVENUE RECOGNITION

Revenues are recognized when all of the following have occurred: (i) persuasive evidence of an arrangement exists, (ii) delivery has occurred or services have been rendered, (iii) the price is fixed or determinable, and (iv) the ability to collect is reasonably assured. These criteria are generally satisfied at the time of shipment when risk of loss and title passes to the customer.

RETIRMENT BENEFIT COSTS

Amounts payable for the PRC state managed retirement benefit programs are expensed in the financial statements following the accrual basis of accounting.

INCOME TAXES

Income taxes are accounted for under an asset and liabilityapproach that requires the expected future tax consequences of temporary differences between book and tax basis of assets and liabilities be recognized as deferred tax assets and liabilities. Generally accepted accounting principles require us to evaluatethe realizability of our net deferred tax assets on an ongoing basis.

A valuation allowance is recorded to reduce the net deferred tax assets to an amount that will more likely than not be realized. Significant factors considered by management in assessing the need for a valuation allowance include our historical operating results, the length of time over which the differences will be realized, tax planning opportunities and expectations for future earnings. In the consideration of the realizability of net deferred tax assets, recent losses must be given substantially more weight than any projections of future profitability.

CHINA VALVE HOLDINGS LIMITED AND SUBSIDIARIES

(Incorporated in SAMOA)

NOTES TO FINANCIAL STATEMENTS

1.	ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
(Continued)

RELATED PARTIES

Parties are considered to be related to the company if the company has the ability, directly or indirectly, to control the party, or exercise significant influence over the party in making financial and operating decisions, or vice versa, or where the company and the party are subject to common control or common significance. Related parties may be individuals (being members of key management personnel, significant shareholders and/or their close family members) or other entities which are under the significant influence of related parties of the company where those parties are individuals, and post-employment benefit plans which are for the benefits of employees of the company or of any entity that is a related party of the company.

CASH AND CASH EQUIVALENTS

Cash and cash equivalents comprise cash at bank and on hand, demand deposits with banks and other financial institutions, and short-term, highly liquid investments which are readily convertible into known amounts of cash and which are subject to an insignificant risk of changes in value, having been within three months of maturity at acquisition.

FAIR VALUE OF FINANCIAL INSTRUMENTS

Our financial instruments, including cash, cash equivalents, accounts receivable, and accounts payable are carried atcost, which approximates their fair value because of the short-term maturity of these instruments.

ACCUMULATED OTHER COMPREHENSIVE INCOME

Accumulated other comprehensive income consists entirely of foreign currency translation adjustments.

CHINA VALVE HOLDINGS LIMITED AND SUBSIDIARIES

(Incorporated in SAMOA)

NOTES TO FINANCIAL STATEMENTS

2.	INVESTMENTS SUBSIDIARIES

As at September30, 2007, details of the subsidiaries are as follows:

Name of subsidiaries	Place of Incorporation	Issued and Paid-up capital	Percentage of Interest	Principal activity

China Valve Holdings	Hong Kong	HK$10,000	100%	Investment holding
Limited			direct

Henan Tonghai Valve	PRC	HK$10,000,000	100%	Product design and development
Science Technology Co., Limited			indirectly

Henan Kai Feng High Pressure Valve Co., Limited	PRC	RMB 60,000,000	100%	Import and export
			indirectly

Zhengzhou City Zhengdie Valve Co., Limited	PRC	RMB 33,768,100	100%	Import and export
			indirectly

3.	SHARE CAPITAL

The Group's share capital as at September30, 2007shown on the consolidated balance sheet represents the aggregate nominal value of the share capital of Henan Kai Feng High Pressure Valve Co., Limited and Zhengzhou City Zhengdie Valve Co., Limited as at that date.

The Company has authorized capital of US$1,000,000 divided into 1,000,000 shares of par value US$1 each upon incorporation.